Exhibit 16.1



                              BP Audit Group, PLLC
                           17 Conklin Street, Suite 4
                              Farmingdale, NY 11735
                            (516) 420-0188 Telephone
                               (516) 249-2761 Fax



October 18, 2005


Securities & Exchange Commission
100 F Street, N.E.
Washington, DC   20549


Re:   Defense Technology Systems, Inc.



Dear Sirs:

We have read the statements made by Defense Technology Systems, Inc., included in Item 4.01 of Form 8-K dated October 17, 2005 regarding the recent change of auditors. We agree with the statements made concerning our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.




Very truly yours,

/s/  BP Audit Group, PLLC
BP Audit Group, PLLC